UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2024

Heliogen, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40209	85-4204953
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
130 West Union Street
Pasadena, California 91103

(Address of Principal Executive Offices)
Registrant's telephone number, including area code: (626) 720-4530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	HLGN	OTCQX
Warrants, each 35 warrants exercisable for one share of common stock at an exercise price of $402.50 per share	HLGNW	OTCPK
Preferred Share Purchase Rights	N/A	OTCQX
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On December 31, 2024, Heliogen, Inc. (the “Company”) and Tom Doyle, the Company’s Chief Commercial Officer, agreed that Mr. Doyle would step down from his role at the Company, effective December 31, 2024 (the “Separation Date”). The business responsibilities associated with the position have been transitioned to existing employees who are dedicated to commercialization activities, consistent with the Company’s focus. The Company and Mr. Doyle entered into a Separation Agreement which provides Mr. Doyle will receive: (i) payments equal to his salary for eight months following the Separation Date; and (ii) provided Mr. Doyle elects COBRA continuation coverage, contributions toward premiums for healthcare insurance coverage for up to eight months. The Separation Agreement also includes a general release of claims from Mr. Doyle in favor of the Company.

The foregoing description is qualified in its entirety by the Separation Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Separation Agreement, dated as of December 31, 2024, by and between Heliogen Holdings, Inc. and Tom Doyle.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Heliogen, Inc.

Dated:	January 3, 2025	By:	/s/ Christiana Obiaya
Christiana Obiaya
Chief Executive Officer